Microsoft Word 11.0.6502;
"EX-99.770 - Transactions effected pursuant to Rule 10f-3"

Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From:  Credit Suisse First Boston Corporation

Name of Underwriting syndicate members: Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Citigroup, ABN AMRO Rothschild
LLC, William Blair & Company, CIBC World Markets

Name of Issuer:  Earle M. Jorgensen Co.

Title of Security:  Earle M. Jorgensen Co.

Date of First Offering: 04/14/05

Dollar Amount Purchased:  $9,034,400.00

Number of Shares Purchased:  903,440.00

Price Per Unit:  $10.00


"EX-99.770 - Transactions effected pursuant to Rule 10f-3"

Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From:  Citigroup Global Markets Inc.

Name of Underwriting syndicate members: Citigroup, Deutsche Bank Securities, Goldman, Sachs & Co., JPMorgan, Wachovia Securities

Name of Issuer:  CMS Energy Corp

Title of Security:  CMS Energy Corporation

Date of First Offering:  03/30/05

Dollar Amount Purchased:  6,252,694.00

Number of Shares Purchased:  510,424.00

Price Per Unit:  $12.25


"EX-99.770 - Transactions effected pursuant to Rule 10f-3"

Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From: Credit Suisse First Boston, Dowling & Partners Securities LLC, Fox Pitt, Kelton Limited

Name of Underwriting syndicate members: Credit Suisse First Boston, Goldman, Sachs & Co., Morgan Stanley, Deutsche Bank Securities

Name of Issuer:  Aspen Insurance Holdings Ltd

Title of Security:  Aspen Insurance Holdings Ltd

Date of First Offering:  03/22/05

Dollar Amount Purchased:  $3,630,000.00

Number of Shares Purchased:  145,200.00

Price Per Unit: $25.00

Resolution approved:  Approved at the May , 2005 Board Meeting.

         RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2005 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

         FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2005, for the Funds, on behalf of the Goldman Sachs Variable Insurance Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.



"EX-99.770 - Transactions effected pursuant to Rule 10f-3"

Name of Fund:  Goldman Sachs Japanese Equity Fund

Name of Underwriter Purchased From:  Citigroup Global Markets

Name of Underwriting syndicate members: Goldman Sachs (Japan) Ltd., Nikko Citigroup Ltd., Daiwa Securities SMBC Co., Ltd.,
Mitsubishi Securities Co., Ltd., Mizuho Securities Co., Ltd.,
Nomura Securities Co., Ltd

Name of Issuer:  Jupiter Telecommunications

Title of Security:  Common Stock

Date of First Offering: 03/14/05

Dollar Amount Purchased:  $97,584.04

Number of Shares Purchased:  129.00

Price Per Unit:  JPY 80,000.00

Resolution approved:       Approved at the May , 2005 Board Meeting.

         RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2005 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

         FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2005, for the Funds, on behalf of the Goldman Sachs Variable Insurance Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.